Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE: May 12, 2011

CRC Health Corporation Reports Operating Results

For the Three Months Ended March 31, 2011

CUPERTINO, CA, May 12, 2011 – CRC Health Corporation (“CRC” or the “Company”), a leading provider of substance abuse treatment and adolescent youth services through its wholly owned consolidated subsidiaries, announced its results for the three months ended March 31, 2011.

The Company has two operating divisions: recovery division and healthy living division. The recovery division provides substance abuse and behavioral disorder treatment services through residential treatment facilities and outpatient treatment clinics. The healthy living division includes programs and treatment services for adolescent youth as well as treatment services for eating disorders, obesity, and weight management serving all age groups. Adolescent and youth treatment services include therapeutic boarding schools and educational outdoor programs for children and adolescents struggling with academic, emotional, and behavioral issues.

On March 24, 2011, the Company announced a strategic plan to transition the services provided by its Aspen business within its healthy living division to a more focused national network of services. This smaller network will allow the Company to apply its resources where there are the greatest needs and assure the best possible service for its students and families. In 2010, this business experienced difficulties as a result of declining economic conditions and the inability of families to access credit markets to fund tuition. As part of this strategic plan, the Company will be terminating operations at five facilities and consolidating services at three other facilities. As a result of this plan, the Company tested its long-lived assets at these eight facilities for impairment at March 31, 2011 and recognized a non-cash asset impairment charge of $4.4 million.

Consolidated net revenue for the three months ended March 31, 2011 increased $8.3 million, or 8.0%, to $111.9 million compared to the same period in 2010. For the three months ended March 31, 2011, consolidated operating expenses increased $10.9 million, of which $4.4 million is related to asset impairment charges, to $101.5 million, or 12.0%, compared to the same period in 2010. For the three months ended March 31, 2011 adjusted pro forma earnings before interest, taxes, depreciation and amortization (“EBITDA”) increased $3.6 million, or 17.0%, to $24.5 million compared to $20.9 million during the same period in 2010.

Three Months Ended March 31, 2011 Financial Results:

The following table presents the Company’s revenue, operating expense and operating income by division for the three months ended March 31, 2011 and 2010 (numbers in thousands, except for percentages).

	Three Months Ended March 31,
			2011 vs. 2010
	2011	2010	$ Change	% Change
Net revenue
Recovery division	$86,139	$78,607	$7,532	9.6%
Healthy living division	25,679	24,920	759	3.0%
Corporate	43	50	(7)	(14.0)%

	111,861	103,577	8,284	8.0%
Operating expenses
Recovery division	57,730	53,178	4,552	8.6%
Healthy living division(1)	34,529	29,061	5,468	18.8%
Corporate	9,268	8,378	890	10.6%

	101,527	90,617	10,910	12.0%
Operating income (loss)
Recovery division	28,409	25,429	2,980	11.7%
Healthy living division	(8,850)	(4,141)	(4,709)	(113.7)%
Corporate	(9,225)	(8,328)	(897)	(10.8)%

Operating income	$10,334	$12,960	$(2,626)	(20.3)%

(1)	Healthy living division operating expenses for the three months ended March 31, 2011 include $4.4 million asset impairment.

CRC Health Corporation Adjusted Pro forma EBITDA by Segment

and Adjusted Pro Forma Operating Margins for the Three Months

Ended March 31, 2011 and 2010 (in thousands):

	Three Months Ended March 31,
			2011 vs. 2010
	2011	2010	$ Change	% Change
Net Revenue
Recovery division	$86,139	$78,607	$7,532	9.6%
Healthy living division	25,679	24,920	759	3.0%
Corporate	43	50	(7)	(14.0)%

	111,861	103,577	8,284	8.0%
Adjusted Pro Forma Operating Expenses
Recovery division	54,597	50,593	4,004	7.9%
Healthy living division	27,156	27,022	134	0.5%
Corporate	5,566	4,987	579	11.6%

	87,319	82,602	4,717	5.7%
Adjusted Pro Forma EBITDA
Recovery division	31,542	28,014	3,528	12.6%
Healthy living division	(1,477)	(2,102)	625	29.7%
Corporate	(5,523)	(4,937)	(586)	(11.9)%

	$24,542	$20,975	$3,567	17.0%

Adjusted Pro Forma Operating Margins
Recovery division	36.6%	35.6%
Healthy living division	(5.8)%	(8.4)%
CRC Health Corporation	21.9%	20.3%

Recovery Division:

Three Months Ended March 31, 2011 Compared to Three Months Ended March 31, 2010

•

Net revenue increased $7.5 million, or 9.6%, to $86.1 million for the quarter from $78.6 million from the comparable prior-year quarter. Revenue increases were primarily driven by an increase of $6.1 million in residential facilities and an increase of $1.4 million within comprehensive treatment centers (“CTCs”). Same-facility net revenue increases were similar to total-facility net revenue increases for the quarter compared to the comparable prior-year quarter.

•	Adjusted pro forma EBITDA increased $3.5 million, or 12.6%, to $31.5 million for the quarter from $28.0 million from the comparable prior-year quarter.

•

Recovery division operating expenses increased $4.6 million for the comparable quarters in 2011 and 2010 due primarily to an increase of $2.5 million in supplies, facilities and other operating costs, and an increase of $1.9 million in salaries and benefits.

•	Recovery division same-facility operating expenses increased $4.2 million driven by an increase of $3.1 million in residential facilities and an increase of $1.1 million in CTCs.

Healthy Living Division:

Three Months Ended March 31, 2011 Compared to Three Months Ended March 31, 2010

•

Net revenue increased $0.8 million, or 3.0%, to $25.7 million for the quarter from $24.9 million from the comparable prior-year quarter. The increase in revenue was driven by increases of $1.1 million and $0.6 million within weight management and outdoor programs, respectively, offset by a decrease of $0.9 million in residential facilities. Same-facility net revenue increases were similar to total facility net revenue decreases for the quarter compared to the comparable prior-year quarter.

•	Adjusted pro forma EBITDA increased $0.6 million to ($1.5) million for the quarter from ($2.1) million from the comparable prior-year quarter.

•

Healthy living division incurred an increase of $5.5 million in operating expense, or 18.8%, primarily driven by non-cash asset impairment charges of $4.4 million and an increase of $2.1 million in salaries and benefits offset by $0.9 million decrease in depreciation and amortization.

•

Healthy living division same-facility operating expenses increased $3.7 million primarily due to asset impairment charges of $2.5 million and an increase of $1.8 million in salaries and benefits, offset by decreases of $0.6 million and $0.3 million in depreciation and amortization and provision for doubtful accounts, respectively.

Corporate:

Three Months Ended March 31, 2011 Compared to Three Months Ended March 31, 2010

•

Corporate operating expenses increased $0.9 million or 10.6% for the comparable quarters in 2011 and 2010 due primarily to an increase of $0.8 million in supplies, facilities and other operating costs and an increase of $0.1 million in depreciation and amortization.

EBITDA, Adjusted pro forma operating expenses, Adjusted pro forma operating margins and Adjusted pro forma EBITDA are supplemental non-GAAP financial measures that CRC believes provide useful information to both management and investors concerning its ability to comply with certain covenants in its borrowing arrangements that are tied to these measures and to meet its future debt obligations. CRC also believes that including the effect of these items allows management and investors to better compare CRC’s financial performance from period-to-period, and to better compare CRC’s financial performance with that of its competitors.

Adjusted pro forma EBITDA is defined as EBITDA (earnings before interest, taxes, depreciation and amortization) from continuing operations, further adjusted for the items listed below in the table entitled “Reconciliation of Net Income (Loss) Attributable to CRC Health Corporation to Adjusted Pro Forma EBITDA for the Three Months Ended March 31, 2011 and 2010.” Adjusted pro forma EBITDA takes into account all adjustments which are excluded from EBITDA for purposes of various covenants in the indenture governing CRC’s 10 3/4% senior subordinated notes due 2016 and its senior secured credit facility, as amended to date. Additionally, adjusted pro forma EBITDA is calculated on a consolidated basis and does not give effect to discontinued operations presentation.

When we complete acquisitions during a reporting period, we present our results of operations on a pro forma basis assuming that the acquisition had been completed at the beginning of each period. The pro forma adjustments are based upon available information and certain assumptions that CRC believes are reasonable. Our pro forma results are for informational purposes only and do not purport to represent what CRC’s result of operations or financial position would have been if the acquisitions had actually been completed at the beginning of such period, nor does such information purport to project the results of operations for any future period. We did not complete any acquisitions with a material effect during the periods presented in this press release.

The presentation of these supplemental non-GAAP financial measures is not meant to be considered in isolation of, or as a substitute for net income (loss) or other financial results prepared in accordance with GAAP.

CRC HEALTH CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

MARCH 31, 2011 AND DECEMBER 31, 2010

(In thousands, except share amounts)

	March 31, 2011	December 31, 2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$6,894	$7,111
Restricted cash	897	546
Accounts receivable, net of allowance for doubtful accounts of $4,910 in 2011 and $5,044 in 2010	37,001	32,706
Prepaid expenses	7,728	8,623
Other current assets	2,085	1,921
Income taxes receivable	654	259
Deferred income taxes	6,547	6,547
Current assets of discontinued operations	1,409	1,635

Total current assets	63,215	59,348
PROPERTY AND EQUIPMENT-Net	125,832	125,626
GOODWILL	521,807	521,807
INTANGIBLE ASSETS-Net	308,549	314,032
OTHER ASSETS-Net	22,081	19,411

TOTAL ASSETS	$1,041,484	$1,040,224

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$4,503	$4,957
Accrued liabilities	30,789	30,292
Current portion of long-term debt	23,502	11,111
Other current liabilities	18,245	18,305
Current liabilities of discontinued operations	2,764	3,619

Total current liabilities	79,803	68,284
LONG-TERM DEBT-Less current portion	587,967	598,915
OTHER LONG-TERM LIABILITIES	8,605	8,786
LONG-TERM LIABILITIES OF DISCONTINUED OPERATIONS	3,077	3,142
DEFERRED INCOME TAXES	105,700	105,256

Total liabilities	785,152	784,383

COMMITMENTS AND CONTINGENCIES
CRC HEALTH CORPORATION STOCKHOLDER’S EQUITY:
Common stock, $0.001 par value-1,000 shares authorized, issued and outstanding at March 31, 2011 and December 31, 2010	—	—
Additional paid-in capital	463,163	462,970
Accumulated deficit	(205,776)	(205,023)
Accumulated other comprehensive loss	(1,055)	(2,106)

Total CRC Health Corporation stockholder’s equity	256,332	255,841

Total equity	256,332	255,841

TOTAL LIABILITIES AND EQUITY	$1,041,484	$1,040,224

CRC HEALTH CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010

(In thousands)

	Three Months Ended March 31, 2011	Three Months Ended March 31, 2010
NET REVENUE:
Net client service revenue	$111,861	$103,577

OPERATING EXPENSES:
Salaries and benefits	57,347	53,403
Supplies, facilities and other operating costs	33,206	29,841
Provision for doubtful accounts	1,671	1,820
Depreciation and amortization	4,902	5,553
Asset impairment	4,401	—

Total operating expenses	101,527	90,617

OPERATING INCOME	10,334	12,960
INTEREST EXPENSE-Net	(11,756)	(10,805)
OTHER INCOME	31	—

(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(1,391)	2,155
INCOME TAX (BENEFIT) EXPENSE	(604)	934

(LOSS) INCOME FROM CONTINUING OPERATIONS, NET OF TAX	(787)	1,221
INCOME (LOSS) FROM DISCONTINUED OPERATIONS (net of tax expense (benefit) of $26 and ($227) in the three months ended March 31, 2011 and 2010, respectively)	34	(360)

NET (LOSS) INCOME ATTRIBUTABLE TO CRC HEALTH CORPORATION	$(753)	$861

Reconciliation of Net Income (Loss) Attributable to CRC Health Corporation to

Adjusted Pro Forma EBITDA for the Three Months

Ended March 31, 2011 and 2010 (in thousands)

	Three Months Ended March 31, 2011	Three Months Ended March 31, 2010
NET INCOME (LOSS) ATTRIBUTABLE TO CRC HEALTH CORPORATION:
Net (loss) income attributable to CRC Health Corporation	$(753)	$861

Depreciation and amortization	4,903	5,562
Income tax (benefit) expense	(578)	707
Interest expense	11,757	10,807

EBITDA	15,329	17,937

ADJUSTMENTS TO EBITDA:
Discontinued operations	351	502
Asset impairment	4,401	—
Non-impairment restructuring activities	1,905	82
Stock-based compensation expense	736	1,427
Foreign exchange translation	1	(3)
Gain on fixed asset disposal	(29)	(5)
Management fees	891	967
Debt costs	66	70
Non-cash rent adjustment	(11)	—
Legal and other third party fees related to modification of term loans	476	—
Prior year Medicare/Medicaid adjustment	455	—
Franchise taxes	2	(2)
Gain on investment	(10)	—
Settlement of insurance brokerage antitrust litigation	(21)	—

Total pro forma adjustments to EBITDA	9,213	3,038

ADJUSTED PRO FORMA EBITDA	$24,542	$20,975

CRC Health Corporation	Three Months Ended March 31,
Selected Statistics	2011	2010
Recovery Division:
Residential facilities:
Number of facilities - end of period	51	46
Available beds - end of period	2,076	1,932
Patient days	150,210	139,532
Net revenue per patient day	$375.20	$359.62
CTCs:
Number of clinics - end of period	54	54
Patient days	2,377,284	2,345,490
Net revenue per patient day	$12.53	$12.12

Healthy Living Division:
Residential facilities:
Number of facilities - end of period	17	17
Patient days	53,643	62,173
Net revenue per patient day	$263.97	$243.18
Outdoor programs:
Number of facilities - end of period	7	7
Patient days	11,766	11,052
Net revenue per patient day	$458.18	$432.50
Weight management programs:
Number of facilities - end of period	18	18
Patient days	15,735	15,284
Net revenue per patient day	$389.20	$328.12

Conference Call

CRC Health Corporation will host a conference call, open to all interested parties, on Friday, May 13, 2011 beginning at 4:00 PM Eastern Time (1:00 PM Pacific Time). The number to call within the United States is (888) 487-0360. Participants outside the United States should call (719) 785-9448. The conference ID is 7709391.

A replay of the conference call will be available starting at 7:00 PM Eastern Time on Friday May 13, 2011 until 7:00 PM Eastern Time Friday May 20, 2011. The replay number for callers within the United States is (888) 203-1112 or (719) 457-0820 from outside the United States and the conference ID for all callers is 7709391.

Forward-Looking Statements

This press release includes or may include “forward-looking statements.” All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Although CRC believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, among others, the following factors: effect of healthcare reform and other changes in government reimbursement for CRC’s services; reductions in the availability of governmental and private financial aid for CRC’s youth treatment programs; CRC’s substantial indebtedness; changes in applicable regulations or a government investigation or assertion that CRC has violated applicable regulations; attempts by local residents to force our closure or relocation; the potentially difficult, unsuccessful or costly integration of recently acquired operations and future acquisitions; the potentially difficult, unsuccessful or costly opening and operating of new treatment programs; implementation of the strategic plan for improving performance of the Aspen business may not be successful; the possibility that commercial payors for CRC’s services may undertake future cost containment initiatives; the limited number of national suppliers of methadone used in CRC’s outpatient treatment clinics; the failure to maintain established relationships or cultivate new relationships with patient referral sources; shortages in qualified healthcare workers; natural disasters such as hurricanes, earthquakes and floods; competition that limits CRC’s ability to grow; the potentially costly implementation of new information systems to comply with federal and state initiatives relating to patient privacy, security of medical information and electronic transactions; the potentially costly implementation of accounting and other management systems and resources in response to financial reporting and other requirements; the loss of key members of CRC’s management; claims asserted against CRC or lack of adequate available insurance; and certain restrictive covenants in CRC’s debt documents.

About CRC Health Group

CRC Health Group is the most comprehensive network of addiction treatment and related behavioral health services in the nation. CRC offers the largest array of personalized treatment options, allowing individuals, families and professionals to choose the most appropriate treatment setting for their behavioral, addiction, weight management or therapeutic education needs. CRC is committed to making its services widely and easily available, while maintaining a passion for delivering advanced treatment. Since 1995, CRC has been helping individuals and families reclaim and enrich their lives. For more information, visit www.crchealth.com or call (877) 637-6237.

Contact:

CRC Health Corporation

Gary Campanella, 877-272-8668

Interim Chief Financial Officer